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Exhibit 10.5

HICKS ACQUISITION COMPANY I, INC.

August 30, 2007

Hicks Holdings Operating, LLC
100 Crescent Court, Suite 1200
Dallas, Texas 75201

  Re:
  Administrative Services Agreement

Gentlemen:

        This letter will confirm our agreement that, commencing on the listing date ("Listing Date") of the securities of Hicks Acquisition Company I, Inc. (the "Company") on the American Stock Exchange, pursuant to a Registration Statement on Form S-1, File No. 333-143747, and prospectus filed with the Securities and Exchange Commission (the "Registration Statement") and continuing until the earlier of the consummation by the Company of an initial business combination or the Company's liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the "Termination Date"), Hicks Holdings Operating, LLC shall make available to the Company, at 100 Crescent Court, Suite 1200, Dallas, Texas 75201 (or any successor location of Hicks Holdings Operating, LLC), certain office space, utilities and secretarial support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Hicks Holdings Operating, LLC the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date.

        This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

        This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

        No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

        This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles.

Very truly yours,
HICKS ACQUISITION COMPANY I, INC.
		By:	/s/ Joseph B. Armes
		Name:	Joseph B. Armes
		Title:	President, Chief Executive Officer and Chief Financial Officer
AGREED TO AND ACCEPTED BY:
HICKS HOLDINGS OPERATING, LLC
By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	Executive Vice President and Chief Operating Officer

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HICKS ACQUISITION COMPANY I, INC.